Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form F-1 on Form F-3 of Oculis Holding AG of our report dated March 19, 2024 relating to the financial statements, which appears in Oculis Holding AG’s Annual Report on Form 20-F for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers SA
Lausanne, Switzerland
April 1, 2024